Exhibit 99.1

June 15, 2009

Don Merrill, President & CEO

Tootie Pie Company, Inc.

129 Industrial Drive

Boerne, TX 78006

Dear Don:

Please accept my resignation as a Board Member for the Tootie Pie Company, Inc., effective immediately.  As you know, I have been busy with my medical practice and need to focus my energies there.

My tenure as a Director has been enjoyable.  It has been a very rewarding experience and I wish you and the Company nothing but continued success.

Warmest regards,

/s/ Raymond Armstrong, M.D.

Raymond Armstrong, M.D.